UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 8, 2011
Basic Energy Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation )	1-32693 (Commission File Number)	54-2091194 (IRS Employer Identification No.)

500 W. Illinois, Suite 100 Midland, Texas (Address of principal executive offices)	79701 (Zip Code)
Registrant’s telephone number, including area code: (432) 620-5500
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On June 8, 2011, Basic Energy Services, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”), by and among the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co. and Wells Fargo Securities, LLC and certain other initial purchasers party thereto (the “Initial Purchasers”), which provides for the sale by the Company of $200,000,000 aggregate principal amount of its 7 ¾% Senior Notes due 2019 (the “Additional Notes”) to the Initial Purchasers (the “Offering”). The Additional Notes are being offered as additional notes under the Indenture pursuant to which Basic issued $275.0 million aggregate principal amount of 7 ¾% Senior Notes due 2019 on February 15, 2011. These Additional Notes are identical to and will be treated together with the previously issued notes as a single class of debt securities under the Indenture governing the notes and will trade as a single class. The Additional Notes will be jointly and severally, and unconditionally, guaranteed (the “Guarantees”) on a senior unsecured basis initially by all of the Company’s current subsidiaries, other than three immaterial subsidiaries (collectively, the “Guarantors,” and together with the Company, the “Issuers”). The Additional Notes and the Guarantees will be issued pursuant to the Indenture dated February 15, 2011, by and between the Issuers and Wells Fargo Bank, N.A., as trustee.
     The Initial Purchasers intend to resell the Additional Notes and Guarantees (i) inside the United States to “qualified institutional buyers,” as defined in Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”), in private sales exempt from registration under the Securities Act in accordance with Rule 144A, and (ii) to other eligible purchasers pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act (“Regulation S”) in accordance with Regulation S. The Additional Notes and Guarantees have not been and will not be registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.
     The purchase price for the Original Notes and Guarantees is 101.000% of their principal amount, plus accrued interest from February 15, 2011. The net proceeds from the Offering will be approximately $196.4 million, after discounts and estimated offering expenses. The Company intends to use the net proceeds from the offering to fund a portion of the $180 million purchase price for the previously announced Maverick Companies Acquisition and for general corporate purposes. The closing of the Maverick Companies Acquisition is not a condition to the closing of the Offering. In the event that the Maverick Companies Acquisition is not consummated, the Company will use a substantial portion of the net proceeds to redeem a portion of its 7.125% Senior Notes due 2016.
     A copy of the Purchase Agreement is being filed as Exhibit 10.1 hereto and is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in to this Item 2.03 of this Current Report on Form 8-K.
Item 8.01 Other Events.
     On June 8, 2011, Basic Energy Services, Inc. issued a press release announcing that it has commenced an offering, through a Rule 144A private placement, of up to $175 million of its 7 ¾% Senior Notes due 2019. A copy of the press release is being filed as Exhibit 99.1 hereto and is incorporated herein by reference.
     On June 8, 2011, Basic Energy Services, Inc. issued a press release announcing that it had priced the Offering disclosed in Item 1.01 hereof. A copy of the press release is being filed as Exhibit 99.2 hereto and is incorporated herein by reference.
     These announcements shall not constitute an offer to sell or the solicitation of an offer to buy the Additional Notes.

Item 9.01 Financial Statements and Exhibits.

10.1	Purchase Agreement dated June 8, 2011, by and among Basic Energy Services, Inc., the guarantors party thereto and the initial purchasers party thereto

99.1	Press release dated June 8, 2011

99.2	Press release dated June 8, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Basic Energy Services, Inc.
Date: June 13, 2011	By:	/s/ Alan Krenek
		Name:	Alan Krenek
		Title:	Senior Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Purchase Agreement dated June 8, 2011, by and among Basic Energy Services, Inc., the guarantors party thereto and the initial purchasers party thereto

99.1	Press release dated June 8, 2011

99.2	Press release dated June 8, 2011